Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS RECORD REVENUES FOR THIRD QUARTER ENDED JUNE 30, 2009
POSITIVE ADJUSTED EBITDA REALIZED

New York, New York, August 17, 2009 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its third fiscal quarter ended June 30, 2009. The Company will hold a conference call to discuss its third quarter results on August 17, 2009 at 4:15 pm EST.  The conference call can be accessed live over the phone by dialing (866) 613-9208, or for international callers, (973) 935-2048. A replay of the call will be available through September 17, 2009 by dialing (800) 642-1687 or (706) 645-9291, the conference ID is 25238904.

Total revenues increased by $14,851,000, or 80%, for the third quarter ended June 30, 2009 to $33,530,000, from $18,679,000 for the same period in 2008.  Total revenues increased by $30,626,000, or 55%, in the first nine months of fiscal year 2009 to $85,954,000 from $55,328,000 in the first nine months of fiscal year 2008. The increase in revenues is due primarily to the addition of vFinance revenues as a result of the previously announced merger which was completed in July 2008.

 “We are extremely pleased that we were able to generate record revenues and positive adjusted EBITDA,” stated Mark Goldwasser, Chief Executive Officer.  “In the face of the constraint in the capital markets, we have been diligent in managing our cash flow, we believe we are positioned to achieve success as the markets continue to stabilize and improve.”

“Diversified revenue streams, a focus on our costs, and leveraging on our core competencies, contributed to our third quarter performance,” stated Leonard J. Sokolow, President. “Our goal is to continue to add organically and through acquisition or mergers retail and institutional sales people, institutional traders, money managers, investment bankers, and new customer assets.”

The net income before interest, taxes, depreciation and amortization (EBITDA), adjusted to exclude non-cash compensation expense and write down of forgivable loans, was approximately $431,000 for the third quarter ended June 30, 2009, representing a $705,000 improvement as compared to an EBITDA loss of approximately $(274,000), adjusted to exclude non-cash compensation expense and write down of forgivable loans, for the third quarter year ended June 30, 2008. For the nine months ended June 30, 2009, EBITDA, adjusted to exclude non-cash compensation expense and write down of forgivable loans, was approximately ($21,000), representing a $1,914,000 improvement as compared to an EBITDA loss of approximately $(1,935,000), adjusted to exclude non-cash compensation expense and write down of forgivable loans, for the first nine months of fiscal year 2008.

The Company reported a net loss of $868,000 in the third quarter of fiscal year 2009 compared to a net loss of $909,000 in the third quarter of fiscal year 2008.  The net loss attributable to common stockholders in the third quarter of fiscal year 2009 was $964,000, or $0.06 per common share, as compared to a net loss attributable to common stockholders in the third quarter of fiscal year 2008 of $993,000, or $0.12 per common share.  The net loss attributable to common stockholders for both the third quarter of fiscal year 2009 and 2008 reflects $96,000 and $84,000, respectively, of cumulative preferred stock dividends on the Company’s preferred stock. The Company reported a net loss of $3,938,000 in the first nine months of fiscal year 2009 compared to a net loss of $3,438,000 in the first nine months of fiscal year 2008.  The net loss attributable to common stockholders for the first nine months of fiscal year 2009 was $4,203,000, or $0.25 per common share, as compared to a net loss attributable to common stockholders for the first nine months of fiscal year 2008 of $3,691,000, or $0.43 per common share.  The net loss attributable to common stockholders for both the first nine months of fiscal year 2009 and 2008 reflects $265,000 and $253,000, respectively, of cumulative preferred stock dividends on the Company’s preferred stock.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA. The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000 micro and small-cap stock, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:
Mark Goldwasser	Leonard J. Sokolow
Chairman and Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	Unaudited		Unaudited
	2009	2008	2009	2008

Revenues	$33,530,000	$18,679,000	$85,954,000	$55,328,000

Net loss	$(868,000)	$(909,000)	$(3,938,000)	$(3,438,000)

Preferred stock dividends	(96,000)	(84,000)	(265,000)	(253,000)

Net loss attributable to common stockholders	$(964,000)	$(993,000)	$(4,203,000)	$(3,691,000)

Loss per share attributable to
common stockholders - Basic	$(0.06)	$(0.12)	$(0.25)	$(0.43)

Loss per share attributable to
common stockholders - Diluted	$(0.06)	$(0.12)	$(0.25)	$(0.43)

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
EBITDA, as ADJUSTED (Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

Net loss, as reported	$(868,000)	$(909,000)	$(3,938,000)	$(3,438,000)

Interest expense	291,000	176,000	926,000	319,000

Taxes	29,000	63,000	106,000	169,000

Depreciation	189,000	45,000	551,000	146,000

Amortization	162,000	-	466,000	-

EBITDA	(197,000)	(625,000)	(1,889,000)	(2,804,000)

Non-cash compensation expense	237,000	54,000	710,000	83,000

EBITDA, as adjusted	40,000	(571,000)	(1,179,000)	(2,721,000)

Forgivable loan write down	391,000	297,000	1,158,000	786,000

EBITDA, as adjusted with forgivable loan amortization	$431,000	$(274,000)	$(21,000)	$(1,935,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

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